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                                                                    EXHIBIT 23.2


May 25, 2001


Mirant Mid-Atlantic, LLC
1155 Perimeter Center West
Atlanta, Georgia  30338

Ladies and Gentlemen:

Subject:  Mirant Mid-Atlantic, LLC
          Registration Statement on Form S-4

Ladies and Gentlemen:

This letter is furnished relating to the exchange of 8.625% Pass Through Certificates, Series A in the aggregate amount of $454,000,000, 9.125% Pass Through Certificates, Series B in the aggregate amount of $435,000,000, and 10.060% Pass Through Certificates, Series C in the aggregate amount of $335,000,000 (the "Existing Certificates") for 8.625% Pass Through Certificates, Series A in the aggregate amount of $454,000,000, 9.125% Pass Through Certificates, Series B in the aggregate amount of $435,000,000, and 10.060% Pass Through Certificates, Series C in the aggregate amount of $335,000,000 (the "New Certificates"), as more fully described in the Registration Statement on Form S-4 filed by Mirant Mid-Atlantic, LLC on May 25, 2001 (the "Registration Statement"), and prepared in connection with the issuance of the New Certificates.

R. W. Beck, Inc. ("Beck") was retained by Southern Energy Mid-Atlantic, LLC, which has since changed its name to Mirant Mid-Atlantic, LLC, to act as the Independent Engineer in connection with the issuance of the Existing Certificates and it prepared its Independent Engineer's Report dated December 7, 2000, as amended April 26, 2001 (the "Report"), which is included as Appendix A to the Registration Statement. Concurrence is given to the inclusion of the Report in the Registration Statement and to the references to Beck in the Registration Statement.

This letter is not to be used, circulated, quoted or otherwise referred to within or without Mirant Mid-Atlantic, LLC, for any purpose other than as specified herein in connection with the Registration Statement, including, but not limited to, the purchase or sale of the New Certificates, nor is this letter to be referred to in whole or in part in the Registration Statement or any other document.

Very truly yours,

R.W. BECK, INC.



Kenneth V. Marino
Principal

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